UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

DELMARVA POWER & LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Delaware and Virginia	001-01405	51-0084283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Wakefield Drive, 2nd Floor, Newark, DE		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Delmarva Power & Light Company (the Company) has entered into a Purchase Agreement, dated June 19, 2012 (the Purchase Agreement), with J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (collectively, the Underwriters), for the offer and sale of $250,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, 4.00% Series due June 1, 2042 (the Bonds) in an underwritten offering registered on a Registration Statement on Form S-3 (Registration No. 333-169477-02), which was filed with the Securities and Exchange Commission on September 20, 2010. The Purchase Agreement is filed herewith as Exhibit 1.1 and the form of Bond is filed herewith as Exhibit 4.1. The Bonds are initially being offered to the public at a price of 99.449% of the principal amount. At the closing of the offering, which is scheduled to occur on June 26, 2012, the Company will realize, after deduction of the underwriting discount of .875% of the principal amount and before deduction of offering expenses, net proceeds of approximately $246.4 million.

The Bonds will be issued under the Mortgage and Deed of Trust, dated October 1, 1943, between the Company and The Bank of New York Mellon, as trustee (the Mortgage Trustee), as amended and supplemented from time to time, including pursuant to the One Hundred Tenth Supplemental Indenture, dated as of June 19, 2012 (the Supplemental Indenture), relating to the issuance of the Bonds (the Mortgage). Subject to the exceptions and limitations contained in the Mortgage, the Bonds will be secured, together with all bonds now or hereafter issued, under the Mortgage, by a first lien (subject to the conditions and limitations in the instruments through which the Company claims title to its properties and to excepted encumbrances under the Mortgage) on substantially all of the Company’s real and personal property and franchises. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.2.

The Company may redeem all or any portion of the Bonds at its option, at any time prior to their maturity, at the redemption price described below. The Company will give notice of its intent to redeem the Bonds at least 30 days, but no more than 90 days, prior to the redemption date. If the Company redeems all or any part of the Bonds as described above prior to December 1, 2041, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds being redeemed; and (ii) a make-whole amount as set forth in the Supplemental Indenture, plus, in each case, accrued and unpaid interest on such Bonds to, but not including, the redemption date. If the Company redeems all or any part of the Bonds on or after December 1, 2041, the Company will pay a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon.

The Company intends to use up to $31.0 million of the net proceeds to redeem all of the $31.0 million of outstanding tax-exempt Pollution Control Revenue Refunding Bonds (Delmarva Power & Light Company Project), Series 2002B, which were issued for the Company’s benefit by The Delaware Economic Development Authority (DEDA). The Pollution Control Bonds bear interest at an annual rate of 5.2% and mature in 2019. The Pollution Control Bonds are secured by a like principal amount of the Company’s First Mortgage Bonds, Series 2002B Collateral Bonds due February 1, 2019, which under the terms of the Mortgage will be deemed to be redeemed when the Pollution Control Bonds are redeemed. The Company will use up to approximately $215 million of the net proceeds of this offering to repay outstanding commercial paper that was issued to (i) temporarily fund capital expenditures and working capital, and (ii) cause the redemption of approximately $65.7 million in aggregate principal amount of outstanding tax-exempt bonds issued by the DEDA for our benefit, and the remainder of the net proceeds of the offering for general corporate purposes.

The legality opinion of Kirk J. Emge, General Counsel of the Company, relating to the issuance of the Bonds, is filed herewith as Exhibit 5.1.

In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received, or will continue to receive, customary fees or compensation. In addition, affiliates of certain of the Underwriters are paying agents under the Company’s commercial paper programs and lenders under the Company’s primary credit facility, and from time to time perform treasury services for the Company. The underwriters and their respective affiliates may also, in the ordinary course of their various business activities, make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

1.1	Purchase Agreement, dated June 19, 2012, among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey Inc., as representatives of the several Underwriters named therein

4.1	Form of First Mortgage Bond, 4.00% Series due June 1, 2042 (included in Exhibit 4.2)

4.2	Supplemental Indenture, dated as of June 19, 2012, with respect to the Mortgage and Deed of Trust, dated October 1, 1943.

5.1	Opinion of Kirk J. Emge, Esq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMARVA POWER & LIGHT COMPANY
(Registrant)

Date:	June 20, 2012	/s/ FRED BOYLE
		Name:	Frederick J. Boyle
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit

1.1	Purchase Agreement, dated June 19, 2012, among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey Inc., as representatives of the several Underwriters named therein

4.1	Form of First Mortgage Bond, 4.00% Series due June 1, 2042 (included in Exhibit 4.2)

4.2	Supplemental Indenture, dated as of June 19, 2012, with respect to the Mortgage and Deed of Trust, dated October 1, 1943.

5.1	Opinion of Kirk J. Emge, Esq.